Exhibit 10.6

AMENDMENT NO. 4

dated as of June 1, 2006

to

TAX INDEMNITY AGREEMENT
dated as of December 1, 1985

between

EMERSON FINANCE LLC
(formerly known as
Emerson Finance Co.)
beneficiary under a Trust Agreement
dated as of December 1, 1985
with Wilmington Trust Company
and
William J. Wade,
as Owner Trustee and Cotrustee, respectively,
Lessor
and

TUCSON ELECTRIC POWER COMPANY,
and
SAN CARLOS RESOURCES INC.,
Lessee

_______________________________________
Common Plant
Springerville Generating Station

AMENDMENT NO. 4
to
TAX INDEMNITY AGREEMENT

This AMENDMENT NO. 4 (this “Amendment”), dated as of June 1, 2006 to TAX INDEMNITY AGREEMENT, dated as of December 1, 1985, between TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, and SAN CARLOS RESOURCES INC., an Arizona corporation, as Lessee (the “Lessee”), and EMERSON FINANCE LLC (formerly known as Emerson Finance Co.), a Delaware limited liability company (the “Owner Participant”), beneficiary under a Trust Agreement, dated as of December 1, 1985, with Wilmington Trust Company and William J. Wade, as Owner Trustee and Cotrustee, respectively (the “Lessor”).

W I T N E S S E T H

WHEREAS, the Owner Participant (or its predecessor in interest) and the Lessee entered into a Tax Indemnity Agreement, dated as of December 1, 1985, as amended by Amendment No. 1, dated as of December 15, 1992, to Tax Indemnity Agreement dated as of December 1, 1985, by Amendment No. 2, dated as of December 1, 1999, to Tax Indemnity Agreement dated as of December 1, 1985 and by Amendment No. 3, dated as of June 1, 2003 (such Tax Indemnity Agreement, as so amended and as further amended, modified or supplemented from time to time, being referred to herein as the “Tax Indemnity Agreement”);

WHEREAS, the Lessee, the Lessor, the Owner Participant and certain other parties have agreed pursuant to an Refinancing Agreement, dated as June 1, 2006 (as amended, modified or supplemented from time to time, the “Refinancing Agreement”) to amend the Lease and the Indenture to permit a refinancing of the outstanding Secured Notes on the Amendment Date (as defined in the Refinancing Agreement);

WHEREAS, the Owner Participant and the Lessee wish to amend the Tax Indemnity Agreement as contemplated herein in order to reflect agreements and amendments contemplated by the Refinancing Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. General. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings specified in the Tax Indemnity Agreement and the Indenture, as amended and supplemented from time to time, including, without limitation, by Supplemental Indenture No. 3, dated as of June 1, 2003, and the Supplemental Indenture No. 4, dated as of the date hereof.

Section 2. Additional Definition. As used herein, Refinancing Agreement shall mean the Refinancing Agreement dated as of June 1, 2006, among Lessee, Owner Participant, Lessor and certain parties (as such Refinancing Agreement may be amended, modified or supplemented from time to time).

Section 3. Indemnified Losses. (a) Section 3.1(c) is hereby amended to read in its entirety as set forth below:

“(c) if, as a result of the Lessee paying any Transaction Expenses (as defined in the Refinancing Agreement), Transaction Expenses (as defined in the Refunding Agreement) or Transaction Expenses (as defined in the 1999 Refunding Agreement) the Owner Participant shall be required to include any amount in its gross income; or”.

(c) Section 3.1 is hereby amended by adding at the end of subsection (e) (i.e. prior to the phrase “(any of the events”) the following:

“; or (f) if, as a result of the Lessee paying any Supplemental Rent under Section 3(c) of the Lease with respect to payments contemplated by Section 2 of the Supplemental Indenture No. 4, dated as of June 1, 2006, to the Indenture the Owner Participant shall be required to include any amount in its gross income”.

(d) Section 3.1 is hereby amended by replacing the phrase “(any of the events described in these subsections (a)(2), (b), (c), (d) or (e) being referred to hereinafter as a “Loss”)” with the following:

“(any of the events described in these subsections (a)(2), (b), (c), (d), (e) or (f) being referred to hereinafter as a “Loss”)”.

Section 4. Counterpart Execution. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5. Ratification of the Tax Indemnity Agreement. As amended by this Amendment, the Tax Indemnity Agreement is in all respects ratified, approved and confirmed, and the Tax Indemnity Agreement and this Amendment shall together constitute one and the same instrument.

Section 6. Governing Law. This Amendment has been delivered in, and shall in all respects be governed by, construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, including such laws applicable to matters of construction, validity and performance.

Section 7. Representation of Lessee. Lessee represents that the rate of interest payable in respect of the Series 4 Notes as determined pursuant to Supplemental Indenture No. 4, dated as of June 1, 2006, to the Indenture, including the use of Applicable Base Rate Margin and Applicable Libor Margin that increase over time (i) represents an arm’s length rate, (ii) is consistent with market practice for long-term floating rate financings, and (iii) was determined without reference to federal income tax considerations to any person.

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Section 8. Affiliated Group. Section 9 is hereby amended to read in its entirety as set forth below:

“Section 9. Affiliated Group. For purposes of this Tax Indemnity Agreement, the term “Owner Participant” shall include the Owner Participant and any beneficial owner of the Owner Participant and the group or any member of an affiliated group of corporations of which the Owner Participant or any beneficial owner of the Owner Participant is, or may become, a member if consolidated or combined returns are filed for such affiliated group for federal income tax purposes.”

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IN WITNESS WHEREOF, the Owner Participant and the Lessee have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the date set forth above.

TUCSON ELECTRIC POWER COMPANY

By
Name:
Title:

SAN CARLOS RESOURCES INC.

By
Name:
Title:

EMERSON FINANCE LLC

By
Name:
Title: